UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

THE GORMAN-RUPP COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road, Mansfield, Ohio		44903
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 755-1011

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 17, 2012, The Gorman-Rupp Company (the “Company”) drew down $17,000,000 (“the Loan”) under a new unsecured term loan agreement (“Loan Agreement”) entered into with JP Morgan Chase Bank , N.A. The proceeds from the Loan were used to finance the acquisition of the assets and certain liabilities of American Turbine Companies (“ATP”). Copies of the Company’s press releases announcing the planned acquisition and the completion of the acquisition are attached as Exhibit 99 to this report. The Loan bears interest at a variable rate equal to LIBOR plus 75 basis points, adjustable and payable monthly. Subject to any review and extension thereof, the Loan will mature on November 30, 2013. The Company’s obligations under the Loan Agreement may be accelerated upon the occurrence of customary events of default; failure to comply with various customary compliance covenants and conditions contained in the Loan Agreement; cessation of Company operations; or a change of control.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit

(99) News release dated November 30, 2012 and news release dated December 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

December 21, 2012

EXHIBIT INDEX

Exhibit	Page

(99) News release dated November 30, 2012 and news release dated December 21, 2012.	5

4